Exhibit 99.4

SunGard Data Systems Inc.

Offer To Exchange All Restricted

3.750% Senior Notes Due 2009

4.875% Senior Notes Due 2014

for

3.750% Senior Notes Due 2009

4.875% Senior Notes Due 2014

Which Have Been Registered Under

the Securities Act of 1933, As Amended

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON [                    ], 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”).

To Our Clients:

Enclosed for your consideration is a prospectus dated [                    ], 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by SunGard Data Systems Inc. to exchange an aggregate principal amount of up to $250,000,000 of its 3.750% Senior Notes due 2009 (the “Exchange 2009 Notes”) and $250,000,000 of its 4.875% Senior Notes due 2014 (the “Exchange 2014 Notes,” and together with the Exchange 2009 Notes, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 3.750% Senior Notes due 2009 (the “Restricted 2009 Notes”) and 4.875% Senior Notes due 2014 (the “Restricted 2014 Notes,” and together with the Restricted 2009 Notes, the “Restricted Notes”). As set forth in the Prospectus, the terms of the Exchange 2009 Notes are identical in all material respects to the Restricted 2009 Notes and the terms of the Exchange 2014 Notes are identical in all material respects to the Restricted 2014 Notes, except that the Exchange Notes have been registered under the Securities Act and therefore (1) will not be subject to certain restrictions on their transfer, (2) will not be entitled to registration rights and (3) will not contain provisions providing for an increase in the interest rate thereon under the circumstances set forth in the Registration Rights Agreement described in the Prospectus. Restricted Notes may be tendered in a principal amount of $1,000 and integral multiples of $l,000.

We are forwarding the enclosed materials to you as the beneficial owner of Restricted Notes held by us for your account or benefit but not registered in your name. We may tender Restricted Notes in the Exchange Offer as the registered holder only if you so instruct us. Therefore, SunGard Data Systems Inc. urges you, as a beneficial owner of Restricted Notes registered in our name, to contact us promptly if you wish to exchange Restricted Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to exchange any or all Restricted Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Restricted Notes.

You should forward instructions to us as promptly as possible in order to permit us to exchange Restricted Notes on your behalf before the Exchange Offer expires at 5:00 P.M., New York City time, on [                    ], 2004, unless extended. A tender of Restricted Notes may be withdrawn at any time prior to the Expiration Date, which means 5:00 P.M., New York City time, on [                    ], 2004, or the latest time to which the Exchange Offer is extended.

We call your attention to the following:

1. The Exchange Offer is for the exchange of $l,000 principal amount of Exchange Notes for each $1,000 principal amount of Restricted Notes of the same series. $250,000,000 aggregate principal amount of the 3.750% Senior Notes due 2009 and $250,000,000 aggregate principal amount of the 4.875% Senior Notes due 2014 are outstanding as of the date of the Prospectus.

2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) as set forth in certain interpretative letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. See “Shearman & Sterling,” SEC No-Action Letter (available July 2, 1993), “Morgan Stanley & Co., Inc.,” SEC No-Action Letter (available June 5, 1991) and “Exxon Capital Holding Corporation,” SEC No-Action Letter (available May 13, 1988). Accordingly, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of those Exchange Notes.

3. The Exchange Offer is subject to the conditions described in the section entitled “The Exchange Offer—Conditions to the Exchange Offer” of the Prospectus. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Restricted Notes and may terminate the Exchange Offer (whether or not any Restricted Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer—Conditions of the Exchange Offer” have occurred or exist or have not been satisfied.

4. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Restricted Notes being tendered. The Exchange Notes will be exchanged for the Restricted Notes at the rate of $1,000 principal amount of Restricted Notes.

5. Tendered Restricted Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

6. SunGard Data Systems Inc. has agreed to pay certain of the expenses of the Exchange Offer, and will pay any transfer taxes incident to the transfer of Restricted Notes from the tendering holder to SunGard Data Systems Inc., except as provided in the Prospectus and the Letter of Transmittal.

SunGard Data Systems Inc. is not making the Exchange Offer to, nor will it accept tenders from or on behalf of, holders of Restricted Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance of tenders would not be in compliance with the laws of that jurisdiction.

If you wish us to tender any or all of your Restricted Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Restricted Notes held by us and registered in our name for your account or benefit.

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INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the materials enclosed with and referred to in your letter relating to the Exchange Offer of SunGard Data Systems Inc.

This will instruct you to tender for exchange the aggregate principal amount of Restricted Notes indicated below or, if no aggregate principal amount is indicated below, all Restricted Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned’s business, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the Exchange Notes and (iv) the undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act of 1933, of the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a copy of the prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Aggregate principal amount of Restricted Notes to be tendered for exchange:*

$

*	I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Restricted Notes in the space above, all Restricted Notes held by you for my (our) account will be tendered for exchange.

Signature(s):

Name(s) (Please type or print):

Employer Identification or Social Security Number:

Capacity (full title), if signing in a fiduciary or representative capacity:

Telephone (including area code):

Address (including zip code):

Date:

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